UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2026

SURGEPAYS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40992	98-0550352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3124 Brother Blvd., Suite 104

Bartlett, TN 38133

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (901) 302-9587

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SURG	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 28, 2026, SurgePays, Inc. (the “Company”) received a letter from the Nasdaq Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”), granting the Company an additional 180-calendar-day period, or until March 22, 2027, to regain compliance with Nasdaq’s minimum $1.00 bid price per share requirement. Nasdaq previously notified the Company of its bid price deficiency on March 23, 2026, and provided an initial compliance period that expired on September 21, 2026.

Nasdaq’s determination to grant the additional compliance period was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The Nasdaq Capital Market, except for the bid price requirement, and the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split if necessary.

If the Company does not regain compliance by March 22, 2027, Nasdaq will provide written notification that the Company’s securities will be delisted. The Company may appeal that determination to a Nasdaq Hearings Panel; however, a timely request for a hearing following the expiration of the second 180-day compliance period would not stay the suspension of trading in the Company’s securities. The additional compliance period relates exclusively to the bid price deficiency, and the Company remains subject to Nasdaq’s other applicable listing requirements. There can be no assurance that the Company will regain compliance with the bid price requirement or maintain compliance with Nasdaq’s other listing requirements.

In a separate letter dated September 28, 2026, Nasdaq notified the Company that, based on the Company’s Current Report on Form 8-K dated September 10, 2026, Nasdaq had determined that the Company complies with the minimum stockholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1). This determination addresses the deficiency described in Nasdaq’s March 18, 2026 letter. Nasdaq further advised that, if the Company fails to evidence compliance with Nasdaq’s continued listing criteria upon filing its next periodic report, it may be subject to delisting, at which time Nasdaq would provide written notification and the Company could appeal the determination to a Nasdaq Hearings Panel. If the Company’s common stock ultimately were to be delisted for any reason, it could negatively impact the Company by (i) reducing the liquidity and market price of the Company’s common stock; (ii) reducing the number of investors willing to hold or acquire the Company’s common stock, which could negatively impact the Company’s ability to raise equity financing; (iii) limiting the Company’s ability to use a registration statement to offer and sell freely tradable securities, thereby preventing the Company from accessing the public capital markets; and (iv) impairing the Company’s ability to provide equity incentives to its employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGEPAYS, INC.

Date: September 29, 2026	By:	/s/ Kevin Brian Cox
	Name:	Kevin Brian Cox
	Title:	Chief Executive Officer